Exhibit T3A.54

IT-214390

Certificate of Incorporation on Change of Name

I DO HEREBY CERTIFY that

FR Horizon Swapco Limited

having by Special resolution dated 30th day of April Two Thousand Fifteen changed its name, is now incorporated under name of

CHC Helicopter Holding (Cayman) Limited

Given under my hand and Seal at George Town in the Island of Grand Cayman this 4th day of May Two Thousand Fifteen

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

An Authorised Officer,
Registry of Companies,
Cayman Islands.

Authorisation Code : 929004262341
www.verify.gov.ky
04 May 2015

WK-214390

Certificate Of Incorporation

I, ***V. DAPHENE WHITELOCKE*** *Assistant Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Law CAP. 22, that all requirements of the said Law in respect of registration were complied with by*

FR Horizon Swapco Limited

an Exempted Company incorporated in the Cayman Islands with Limited Liability with effect from the 18th day of July Two Thousand Eight

Given under my hand and Seal at George Town in the Island of Grand Cayman this 18th day of July Two Thousand Eight

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

Assistant Registrar of Companies,
Cayman Islands.

FR HORIZON SWAPCO LIMITED

(the "**Company**")

UNANIMOUS WRITTEN RESOLUTIONS OF
THE SOLE SHAREHOLDER OF THE COMPANY

It is resolved as a special resolution:

1 That the name of the Company is changed from FR Horizon Swapco Limited to CHC Helicopter Holding (Cayman) Limited.

2 That the Memorandum and Articles of Association of the Company currently in effect be amended and restated by their deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association annexed hereto.

CHC Helicopter S.A.

____

Name: Joan Hooper

Director A

Date: April 29, 2015

____

Name:

Director B

Date:

FR HORIZON SWAPCO LIMITED

(the "**Company**")

UNANIMOUS WRITTEN RESOLUTIONS OF
THE SOLE SHAREHOLDER OF THE COMPANY

It is resolved as a special resolution:

1 That the name of the Company is changed from FR Horizon Swapco Limited to CHC Helicopter Holding (Cayman) Limited.

2 That the Memorandum and Articles of Association of the Company currently in effect be amended and restated by their deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association annexed hereto.

CHC Helicopter S.A.

____

Name: Joan Hooper

Director A

Date:

____

Name: **Richard Brekelmans**

Director B

Date: April 30, 2015